EXHIBIT 10.7

		SECURED LINE OF CREDIT LOAN AGREEMENT

				Between

		     GEM SURGILIGHT INVESTORS LLC
			      ("Lender")

				 And

			   SURGILIGHT, INC.,
			     ("Borrower")



	     $2,500,000.00 SECURED LINE OF CREDIT LOAN
			    April 20, 2007




			  TABLE OF CONTENTS

SECTION ONE - DEFINITIONS                        	            1
1.1.	Account.....................................................1
1.2.	Available Commitment........................................1
1.3.	Bankruptcy Code.............................................1
1.4.	Business Day................................................1
1.5.	Capital Securities..........................................1
1.6.	Commitment Amount...........................................1
1.7.	Debt........................................................1
1.8	Deposit Accounts Agreement..................................2
1.9.	GAAP........................................................2
1.10.	General Security Agreement..................................2
1.11.	Intercreditor Agreement.....................................2
1.12.	Lien........................................................2
1.13.	Loan Documents..............................................2
1.14.	Net Cash Proceeds...........................................2
1.15.	Note........................................................2
1.16.	Obligations.................................................3
1.17     Security Documents.........................................3
1.17.	Termination Date............................................3
1.19.	Trademark, Patent and Copyright Security Agreement..........3
1.20.	UCC.........................................................3

SECTION TWO - LOAN TERMS                                            3
2.1. 	Loan Limit..................................................4
2.2. 	Promissory Note.............................................4
2.3. 	Disbursement of the Loans...................................4
2.4. 	Requests for Loans..........................................4
2.5.	Payment of Principal........................................5
2.6.	Payment of Interest.........................................5
2.7.	Voluntary Prepayment........................................5
2.8.	Mandatory Prepayment........................................5
2.9.	Application of Payments.....................................5
2.10. 	Right of Setoff.............................................6
2.11.	Default Interest Rate.......................................6
2.12.	Late Charge.................................................6
2.13.   Taxes.......................................................6

SECTION THREE - CONDITIONS PRECEDENT                                7
3.1. 	First Loan..................................................7
3.2.	First and Subsequent Loans..................................8
3.3.	 Incorporation of this Agreement............................9

SECTION FOUR - COLLATERAL SECURITY                                  9
4.1.	Composition of the Collateral...............................9
4.2.	Rights in Collateral by Lender..............................9
4.3	Priority of Liens...........................................9

SECTION FIVE - REPRESENTATIONS AND WARRANTIES                       10
5.1.	Original Representations and Warranties.....................10
5.2.	Continuing Representations and Warranties...................12
5.3.	Survival....................................................12

SECTION SIX - COVENANTS                                             12
6.1.	Affirmative Covenants.......................................12
6.2.	Negative Covenants..........................................14

SECTION SEVEN - DEFAULT                                             14
7.1. 	Events of Default...........................................14
7.2.	Remedies....................................................15

SECTION EIGHT - MISCELLANEOUS                                       16
8.1.	Successors and Assigns......................................16
8.2.	Enforcement and Waiver by Lender............................16
8.3.	Time Is of the Essence......................................16
8.4.	Headings....................................................16
8.5.	Construction................................................16
8.6.	Further Assurance...........................................17
8.7.	Enforcement and Waiver by Lender............................17
8.8.	Expenses of Lender..........................................17
8.9.	Notices.....................................................17
8.10.	Indemnification.............................................18
8.11.	Reserve Requirements; Change in Circumstances...............19
8.12.	Applicable Law..............................................19
8.13.	Binding Effect, Assignment and Entire Agreement.............19
8.14.	Severability................................................19
8.15.	Counterparts................................................20
8.16.	Revival of Obligations......................................20
8.17.	Effect of Subsequent Amendments or Modifications............20
8.18.	Set-off Right...............................................20
8.19.	Waiver of Jury Trial........................................20
8.20. 	Consent to Venue and Jurisdiction...........................21
8.21.	Modification of Agreement...................................21

List of Exhibits:
Exhibit 1 - Promissory Note
Exhibit 2 - Loan Request Certificate
Exhibit 3 - Deposit Accounts Assignment
Exhibit 4 - General Security Agreement
Exhibit 5 - Trademark, Patent and Copyright Security Agreement
Exhibit 6 - Consulting Agreement with Cozean and Michelson, April_, 2007
Exhibit 7 - Budget
Exhibit 8 - Business Plan
Exhibit 9 - Repayment Schedule
Exhibit 10 - Liens
Exhibit 11 - Intercreditor Agreement


	          SECURED LINE OF CREDIT LOAN AGREEMENT

	THIS SECURED LINE OF CREDIT LOAN AGREEMENT ("Agreement"), is made and entered into April __, 2007, between GEM SurgiLight Investors, LLC, a New York limited liability company ("Lender"), with an address of: 9 West 57th Street, New York, NY 10022; and Surgilight, Inc., a Florida corporation, with an address of: 2100 Alafaya Trail, Suite 600, Orlando, FL 32826 ("Borrower") as follows:

			SECTION 1 - DEFINITIONS

	As used in this Agreement, capitalized terms not otherwise defined have the following meanings:

SECTION 1.1.	"Account" means all Accounts (as such term is
defined in the UCC), contracts, contract rights, chattel paper, instruments and documents, in which Borrower now has or hereafter acquires an interest.

SECTION 1.2.	"Available Commitment" means the Commitment Amount
minus the amount of principal advanced and outstanding, minus the amount of any outstanding fees or expenses of Lender owed by Borrower hereunder, at any time from time to time under this Agreement, subject to the limitations set forth in Section 2.3 and Exhibit 7.

SECTION 1.3. 	"Bankruptcy Code" means the Federal Bankruptcy
Reform Act of 1978 (11 U.S.C. Sec. 101, et seq.), as amended from time to time.

SECTION 1.4.	"Business Day" means any day on which the Federal
Reserve Bank of New York is open for business in New York, New York.

SECTION 1.5.	"Capital Securities" means all shares, interests,
participations or other equivalents (however designated, whether voting or non-voting) of capital, including common shares, preferred shares, and any warrants, options or other right to purchase capital of the Borrower and any subsidiary or other entity controlled by the Borrower.

SECTION 1.6.	"Commitment Amount" means Two Million Five Hundred
Thousand Dollars ($2,500,000.00) which is the maximum amount of outstanding indebtedness at any time during the term of this Agreement which the Borrower may borrow pursuant to the terms of this Agreement.

SECTION 1.7.	"Debt" means, without duplication, (a) all
indebtedness, (b) all borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments (c) all obligations as lessee under capital leases which have been or should be recorded as liabilities on a balance sheet in accordance with GAAP, (d) all obligations to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on property, whether or not such indebtedness shall have been assumed by the Borrower; provided that if Borrower has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers' acceptances and similar obligations, (g) all hedging obligations, (h) all contingent liabilities, (i) all Debt of any partnership of which Borrower is a general partner and (j) any Capital Securities or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

SECTION 1.8.	"Deposit Accounts Assignment" means that deposit
accounts agreement to be executed by the Borrower in favor of the Lenders, substantially in the form set out in Exhibit 3.

SECTION 1.9.	"GAAP" means Generally Accepted Accounting principles
consistently applied and maintained throughout the period indicated and consistent with the audited financial statements delivered to the Lender pursuant to this Agreement. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP.

SECTION 1.10.	"General Security Agreement" means the general security
agreement to be executed by the Borrower in favor of the Lenders, substantially in the form set out in Exhibit 4.

SECTION 1.11.	"Intercreditor Agreement" means the agreement entered into
by Lender, Borrower, Colette Cozean and Stuart Michelson, substantially in the form set out in Exhibit 11.

SECTION 1.12.	"Lien" means any security interest, mortgage, deed of
trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

SECTION 1.13.	"Loan Documents" all documents specifically referenced
in Section 3.1 and each Loan Request Certificate delivered to Lender, as each may be amended, restated or supplemented from time to time.

SECTION 1.14.	"Net Cash Proceeds" means
	(a) with respect to any issuance of Capital Securities, the aggregate cash proceeds received by Borrower pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriters' commissions); and
	(b) with respect to any issuance of Debt, the aggregate cash proceeds received by Borrower pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters' and placement fees).

SECTION 1.15.	"Note" means that certain Promissory Note of even date
herewith in the face principal amount equal to the Commitment Amount by Borrower to the order of Lender.

SECTION 1.16.	"Obligations" means the obligation of Borrower:
   A.	Payments of Principal, Interest and Advances.  To pay the
principal advanced or any interest on the Note and under this Agreement in accordance with their terms and to satisfy all of its other liabilities to Lender, whether under the Note or under this Agreement or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals, and substitutions, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagors, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral;
   B.	Payment of Costs.  To reimburse Lender, on demand, for all of
Lender's expenses and costs, including fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder and in connection herewith, including, without limitation, any proceeding brought or threatened to enforce payment of any of the Obligations; and
   C.	Performance.  To fully perform and comply with all covenants, conditions, representations and warranties of Borrower set forth in this Agreement or in any Loan Document.

SECTION 1.17.	  "Security Documents" means, collectively, the
General Security Agreement, the Deposit Accounts Assignment, the Trademark, Patent and Copyright Security Agreement, any other documents that may be executed as security for the Agreement and any financing or similar statements filed in connection therewith.

SECTION 1.18.	"Termination Date" means April __, 2012, as same
may be accelerated pursuant to the terms hereof. On the Termination Date, the obligation of Lender to make Loans to Borrower pursuant to this Agreement shall terminate and be discharged and all Obligations shall be immediately due and payable, without demand and without further act or condition.

SECTION 1.19.	"Trademark, Patent and Copyright Security Agreement" means
that trademark, patent and copyright agreement to be executed by Borrower and Lenders substantially in the form of Exhibit 5.

SECTION 1.20.	"UCC" means the Uniform Commercial Code as adopted and in
force from time to time in the State of New York.

			SECTION 2 - LOAN TERMS

SECTION 2.1.	Loan Limit.  Subject to the terms of this Agreement, Lender
shall make available a line of credit equal to the Commitment Amount under which the Borrower may, from time to time prior to the Termination Date, borrow the amounts permitted by Section 2.3 (individually, a "Loan" and collectively the "Loans"), provided, however, that the aggregate principal balance of all Loans shall not at any one time exceed the Commitment
Amount ("Loan Limit"). On the date of any Prepayment, the Loan Limit shall be permanently reduced by the amount of the Prepayment.

SECTION 2.2.	Promissory Note.  All amounts advanced hereunder, shall be
evidenced by the Note, substantially in the form attached hereto as
Exhibit 1, which shall be dated as of the execution date of this Agreement, shall be delivered concurrently herewith, and shall be expressed to mature on the Termination Date and to bear interest as provided in
Section 2.6 hereof. The Note shall be payable as to principal and interest in accordance with the terms and conditions hereof. Lender may record on its books or records or on a schedule to the Note the amount of each Loan made by it hereunder, and all payments of principal and interest and the principal balance from time to time outstanding. The record thereof, whether shown on such books or records or on the schedule to the Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of Lender to record, or any mistake in recording, any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made hereunder together with accrued interest thereon. Upon the request of Lender, the Borrower will furnish a new Note to Lender to replace its outstanding Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of the Loans then outstanding.

SECTION 2.3.	Disbursement of the Loans.  Lender will deliver the
proceeds of the Loans from time to time to Borrower's deposit account with such financial institution as directed by Borrower as soon as reasonably practicable after receipt by Lender of a "Loan Request Certificate" (in the form attached hereto as Exhibit 2) in which Borrower requests disbursement of proceeds of the Loans ("Loan
Request Certificate"), provided, however, the first disbursement of any Loan proceeds hereunder shall not occur until, and Lender shall not have been deemed to have made available the Commitment Amount to Borrower until, satisfaction of all conditions precedent set forth under Section 3 hereof, and further, provided, however, there is sufficient availability under the Available Commitment. Initially, Borrower may borrow no more than the difference between the purchase price paid by Lender for the Series B Preferred Stock pursuant to the purchase agreement dated as of April __, 2007 and the amounts necessary for payments due under the agreements between the Borrower and each of Colette Cozean and Stuart Michelson, dated April , 2007 (Exhibit 6).
All additional amounts of the Commitment Amount and loan requests made by Borrower from time to time and subject to Lender's approval, in its discretion, will be disbursed in accordance with an agreed budget, as set forth in Exhibit 7. Lender reserves the right in its sole discretion to deny loan requests in the event that Borrower has a material adverse change from its business plan (Exhibit 8), notwithstanding that the Commitment Amount has not been fully drawn.

SECTION 2.4.	Requests for Loans.  Borrower shall make requests for
Loans in writing by delivering to Lender a Loan Request Certificate. Lender may rely and act on any Loan Request Certificate delivered to Lender from any individuals who Lender believes to be a representative of Borrower and without any further independent investigation.

SECTION 2.5.	Payment of Principal.  Borrower shall repay in
immediate good funds the principal amount in accordance with the Repayment Schedule set forth in Exhibit 9. If not sooner paid or declared to be due hereunder, Borrower shall repay in immediate good funds the principal amount of all outstanding Loans without notice or demand: (i) on the occurrence of an Event of Default; and (ii) in any and all events, on the Termination Date.

SECTION 2.6.	Payment of Interest.  Each Loan shall bear interest
on the unpaid principal amount from time to time outstanding thereof from the date such Loan is advanced until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to twelve percent (12.00%) ("Loan Rate"), payable monthly in arrears on the first day of each month, commencing on the first day of the first month occurring after the six month anniversary of the Effective Date and continuing on the first day of each month thereafter and at maturity (whether by acceleration, upon prepayment or otherwise). Interest paid hereunder shall be calculated on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due.

SECTION 2.7. 	Voluntary Prepayment.  Borrower, without penalty or
premium, may prepay the principal of the Loans in whole or, from time to time in part.

SECTION 2.8.	Mandatory Prepayment.
	(a)  Borrower shall make a
prepayment of the Loans until paid in full upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):
  (i)  Concurrently with the receipt by Borrower of Net Cash Proceeds from any issuance of Capital Securities, in an amount equal to 100%
of such Net Cash Proceeds.
  (ii)	Concurrently with the receipt by Borrower of any Net Cash
Proceeds from any issuance of any Debt, in an amount equal to
100% of such Net Cash Proceeds.
  (iii)	Concurrently with the receipt by Borrower of Net Cash
Proceeds from any combined issuance of Capital Securities and Debt, in an amount equal to 100% of such Net Cash Proceeds.
	(b) If on any day on which the Loan Limit is reduced pursuant to Section 2.1 the amount outstanding exceeds the Loan Limit, the Borrower shall immediately prepay the Loans, in an amount sufficient to eliminate such excess.

SECTION 2.9. Application of Payments. Borrower will pay Lender in good funds at Lender's address shown first above or at such other place as Lender may designate in writing. If any payment made by Borrower is insufficient to cover the scheduled payment due, Lender in its sole discretion may designate the priority and amount to be allocated between the Loans. If any payment due on the Note or if any payment to be debited from Borrower's designated account on a scheduled due date is payable and scheduled on a day not a Business Day, the payment will be due and will be debited on the Business Day, the amount of payment, in such case, to include all interest accrued to the date of such actual payment, and such payment shall be deemed to have been made on a timely basis. Payments under the Note shall be applied first to the payment of late fees and other costs and charges due in connection with the Note, as Lender determines in its sole discretion, then to the payment of accrued but unpaid interest, and then to reduction of the outstanding principal balance (in inverse order of maturity whether or not then due). All amounts due under the Note shall be payable without setoff, counterclaim or any other deduction whatsoever. Any time the sum of the outstanding Loans exceed the Commitment Amount, Borrower shall immediately and without notice or demand repay the portion of such principal amount as exceeds the Commitment Amount.

SECTION 2.10.	Right of Setoff.  Lender may charge against any deposit,
savings, investment or other account of Borrower at Lender each month or as due all or any part of any Obligation due whether in the nature of a regular monthly installment, by reason of acceleration due to default, or otherwise.

SECTION 2.11.	Default Interest Rate. From and after the Termination
Date or upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the balance of principal of all Loans remaining unpaid during at an annual rate ("Default Rate") equal to five percent (5%) plus the Loan Rate; provided, however, in no event shall the Default Rate exceed the maximum rate permitted by law. The interest accruing under this paragraph shall be immediately due and payable by Borrower to the holder of the Note upon demand and shall be additional indebtedness evidenced by the Note.

SECTION 2.12.	Late Charge.  If any payment of interest or principal
due hereunder is not made within five days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a "late charge" of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment. Borrower agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

SECTION 2.13.	Taxes.
(a)	All payments made by the Borrower hereunder or under any Loan
Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by the Borrower free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

(b)	If the Borrower makes any payment hereunder or under any Loan
Documents in respect of which it is required by applicable law to deduct or withhold any Taxes, the Borrower shall increase the payment hereunder or under any such Loan Documents such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 2.13(b)), the amount paid to the Lenders equals the amount that was payable hereunder or under any such Loan Documents without regard to this Section 2.13(b). To the extent the Borrower withholds any Taxes on payments hereunder or under any Loan Document, the Borrower shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to Lenders within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to the Lenders) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

(c)	If Lender is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Documents, or any Tax is assessed against Lender with respect to amounts received or receivable hereunder or under any other Loan Documents, the Borrower will indemnify Lender against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any taxes imposed as a result of the receipt of the payment under this Section 2.13(c). A certificate prepared in good faith as to the amount of such payment by Lender shall, absent manifest error, be final, conclusive, and binding on all parties.

			SECTION 3 CONDITIONS PRECEDENT

SECTION 3.1.  	First Loan.  Borrower shall execute and/or deliver to
Lender, as appropriate, prior to the closing and disbursement of the first Loan hereunder, the following, each of which, immediately upon execution and delivery shall be considered a "Loan Document" hereunder:
A.	Loan Agreement.  Borrower shall have executed this Agreement;

B.	Promissory Note.  A duly executed Note in the form attached
hereto as Exhibit 1;

C.	Good Standing Certificate.  A certificate, as of the most
recent dates practicable, of the Secretary of State of the State of organization of the Borrower;

D.	Board Resolution. A certified copy (as of the date of this
Agreement) of resolutions of Borrower's board of directors authorizing the execution, delivery, and performance of each Loan Document to be delivered pursuant hereto;

E.	Officer's Certificate.  Certificates (as of the date of this
Agreement) signed by Borrower's corporate secretary certifying as to the incumbency and signature of the officers signing each Loan Document to be delivered pursuant hereto and attaching certified Articles of Incorporation and By-laws, and to the effect that:
(i)	The representations and warranties of such entity set
forth in this Agreement and the applicable Loan Documents are true as of the date of this Agreement; and
(ii)	No Event of Default (hereinafter defined) has
occurred and is continuing, and no event shall have occurred and is continuing that with the giving of notice or passage of time, or both, would become such an Event of Default.

F.	Opinion of Borrower's Counsel.  A written opinion of the
Borrower's Florida counsel, as of the date of this Agreement and addressed to the Lender, in form satisfactory to the Lender, to the effect that:
(i)	Such entity is a corporation organized, existing, and
in good standing under the laws of the State of Florida and is qualified to transact business and is in good standing in those states where the nature of business or property owned by such entity requires qualification, and, to the knowledge of such counsel, is not required to be qualified as a foreign corporation in any other jurisdiction;
(ii)	Such entity has the power to execute and deliver the
Loan Documents applicable to such entity and to perform such obligations applicable to such entity;
(iii)	All corporate action, all consents and approvals of
any persons, necessary to the validity of this Agreement, the applicable Loan Documents, and each other document to be delivered, has been duly obtained, and this Agreement, the applicable Loan Documents, and such other documents do not conflict with any provision of the charter or bylaws of such entity, or of any applicable laws or any other agreement binding such entity or its property of which such counsel has knowledge;
(iv)	This Agreement, the applicable Loan Documents, and
all other agreements to be delivered hereunder have been executed by, and each is a valid and binding obligation of, such entity, enforceable in accordance with its terms; and
(v)	Such counsel is without any knowledge of any matters
contrary to the applicable representations and warranties as described herein of Borrower.

G.	The Deposit Accounts Assignment;

H.	General Security Agreement;

I.	Trademark, Patent and Copyright Security Agreement;

J.	The Intercreditor Agreement.

SECTION 3.2.	First and Subsequent Loans.  The obligation of
Lender to make any Loan hereunder is subject to the following conditions precedent:

A.	No Default.  No Event of Default shall have occurred, no Event of Default will occur as a result of such Loan, and no event shall have occurred and be continuing that, with the giving of notice or passage of time, or both, would be an Event of Default, under any Loan Document or this Agreement;

B.	No Material Adverse Change.  No material adverse change shall have occurred in the financial condition of Borrower since the date of this Agreement;

C.	Loan Documents in Effect.  All of the Loan Documents are and
shall have remained in full force and effect;

D.	Perfection of Security Interest.  Every security interest
required to be granted by Borrower to Lender hereunder shall have been perfected under the UCC and shall be a first priority security interest in favor of Lender.

E.	Loan Request Certificate.  Borrower shall have delivered to
Lender a duly executed Loan Request Certificate in the form attached hereto as Exhibit 2;

F.	Payment of Fees and Expense.  Borrower shall have paid and
reimbursed to Lender all fees, costs and expense (including, without limitation, the attorneys' fees of Lender).

G.	Legal Matters. All legal matters relating to this Agreement
and each Loan shall be satisfactory to counsel to Lender; and

H.	Representations and Warranties.  The representations and
warranties in Section 5.1 shall be true and correct.

SECTION 3.3.	Incorporation of this Agreement.  All Loan Documents
currently outstanding and in existence and all Loan Documents entered into from and after the day of this Agreement by and between Borrower and Lender shall be subject to the terms and conditions of this Agreement which is hereby deemed to be incorporated therein by reference.

			SECTION 4 - COLLATERAL SECURITY

SECTION 4.1.	Composition of the Collateral.  As collateral security
for the Obligations set forth herein or hereby, Borrower shall have executed the Security Documents. In no event shall Borrower be permitted to grant a Lien or security interest on (except as set forth herein for the benefit of Lender) any property covered by the Security Documents, except for Liens effective as of the date hereof and set forth on Exhibit 10, until the latter of (i) the Termination Date or
(ii) the date upon which Borrower has paid all outstanding Obligations to Lender.

SECTION 4.2.	Rights in Collateral by Lender.  As security for the
prompt satisfaction of any and all Obligations evidence by or otherwise arising out of or relating to this Agreement and any and all reasonable expenses and charges, legal or otherwise, suffered or incurred by Lender in collecting or enforcing the Obligations, Borrower grants Lender a Lien on and security interest in, right of set-off against, and acknowledges and agrees that Lender has and shall continue to have a continuing Lien on and security interest in, and right of set-off against, any and all right, title and interest in all of the property covered by the Security Documents.

SECTION 4.3.	Priority of Liens.   The Borrower covenants and
agrees and represents and warrants that the Liens granted hereby or by any Loan Document on the Collateral shall be first priority Liens, except for Liens effective as of the date hereof and set forth on Exhibit 10 as otherwise agreed by Lender.

		SECTION 5 REPRESENTATIONS AND WARRANTIES

SECTION 5.1.	Original Representations and Warranties.
To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows:

A.	Good Standing.  Borrower is a corporation duly organized,
validly existing, and in good standing under the laws of the State of Florida; Borrower has the lawful power to own its properties and to engage in the business it conducts; and Borrower has not changed its name, been the surviving corporation in a merger, acquired any business, or changed the county in which its principal executive office is located within five years prior to the effective date hereof.

B.	Power and Authority.  Borrower has the power and authority to enter into and perform this Agreement, the Note, and the Loan
Documents, and to incur such obligations, and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, the Note, and the Loan Documents.

C.	Binding and Enforceable.  This Agreement and the Loan
Documents are, and each Loan Document when delivered will be, valid, binding and enforceable in accordance with their respective terms.

D.	No Litigation.  Except as disclosed in the financial statements filed with the Securities and Exchange Commission delivered to Lender prior to the date of this Agreement, there is no pending order, notice, claim, litigation, proceeding or investigation against or affecting Borrower, whether or not covered by insurance, that would materially and adversely affect the business or prospects of Borrower if adversely determined.

E.	Financial Statement. Any and all financial statements,
including any schedules and notes pertaining thereto provided to Lender, have been prepared in accordance with GAAP consistently applied, and fully and fairly present the financial condition of Borrower at the dates thereof and the results of operations for the periods covered thereby, subject to year-end adjustments and there have been no material adverse changes in the consolidated financial condition or business of Borrower from the date of such financial statements to the date hereof.

F.	No Default.  Except as disclosed on Schedule 5.1(F), Borrower, to the best of its knowledge after due inquiry, is not in default in the performance, observance or fulfillment of any of the Obligations or conditions contained herein or in any other Loan Document or of any other obligation in any other agreement or instrument to which Borrower is a party with Lender or Lenders affiliates, or for the benefit of Lender or with respect to any evidence of indebtedness or obligation for borrowed money by Borrower to Lender, nor does any condition exist which, upon the lapse of time or giving of notice, or both, would constitute an event of default, or grounds for termination of any such agreement or instrument.

G.	Taxes Current. Except as set forth in the financial statements delivered to Lender prior to the date of this Agreement, Borrower has filed all federal, state and local tax returns and other reports they are required by law to file prior to the effective date hereof and that are material to the conduct of their respective businesses and will continue to do so in a timely manner; has paid or caused to be paid all taxes, assessments, and other governmental charges that are due and payable prior to the effective date thereof and will continue to do so in a timely manner; and has made and will make adequate provision for the payment of such taxes, assessments, or other charges accruing but not yet payable; and Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments, or charges, not provided for on its books.

H.	Compliance with Law.  Except to the extent that the failure to comply would not materially interfere with the conduct of the business of Borrower, Borrower has to the best of its knowledge complied with all applicable laws with respect to any restrictions, specifications, laws, ordinances, regulations or other requirements pertaining to the services it performs, the conduct of its respective businesses, and the use, maintenance, and operation of the real and personal properties owned or leased by them in the conduct of their respective businesses.

I.	No Omissions.  No representation or warranty by Borrower
contained herein or in any certificate, financial statement, or other document furnished by Borrower or filed with the Securities and Exchange Commission prior to the date hereof or pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made or relied upon by Lender pursuant to the terms of this Agreement.

J.	No Additional Consents.  Each consent, approval or
authorization of, or filing, registration, or qualification with, any person required to be obtained or effected by Borrower in connection with the execution and delivery of this Agreement, the Loan Documents, or the undertaking or performance of such obligations, has been obtained or effected.

K.	Ownership of Properties; Liens.  Except as disclosed on
Exhibit 10, Borrower owns good title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like, except as set forth on Exhibit
10).

L.	Investment Company Act; Public Utility Holding Company Act.
Borrower is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

M.	Use of Proceeds.  All Loan proceeds are intended for and will be used for business or commercial purposes and will not be used for personal, family or household purposes. The Loan, including interest rate, fees and charges as contemplated hereby, is a business loan. The Loan shall be used for proper business purposes and consistently with all applicable laws. Borrower is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no Loan shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

SECTION 5.2.	Continuing Representations and Warranties.  As an
inducement to Lender to continue to make disbursements of the Loan proceeds throughout the term of this Agreement, each and every representation and warranty set forth above shall continue to be true and correct throughout the term of the Agreement.

SECTION 5.3.	Survival.  All of the representations and
warranties set forth in this Section Five shall survive and be continuing representations and warranties until all Obligations to Lender are satisfied in full.

		SECTION 6 - COVENANTS

Borrower covenants and agrees with Lender that, until the Termination
Date or so long as any of Borrower's Obligations arising under this Agreement remain unsatisfied, Borrower will comply with the following covenants:

SECTION 6.1.	Affirmative Covenants.

A.	SEC Reports.  Borrower will file with the Securities and
Exchange Commission ("SEC") when due all reports required under the Securities and Exchange Act of 1934 in the required form and upon filing with the SEC will furnish to Lender copies of all such reports, including but not limited to all annual reports on Form 10KSB, quarterly reports on Form 10QSB and reports on Form 8-K.

B.	Insurance.  Borrower will maintain or cause to be maintained public liability insurance and fire and extended coverage insurance on all assets owned by them, all in such form and amounts as are consistent with industry practices and with such insurers as may be satisfactory to Lender. Such policies shall contain a provision whereby they cannot be cancelled except after thirty (30) days' written notice to the Lender. Borrower will furnish to Lender such evidence of insurance as Lender may require. Borrower agrees that, in the event it fails to pay or cause to be paid the premium on any such insurance, Lender may do so and on demand be reimbursed therefor by Borrower plus interest at the rate provided after an Event of Default hereunder. Borrower assigns to Lender any returned or unearned premiums that may be due Borrower on cancellation of any such policies for any reason whatsoever and directs the insurers to pay Lender any amounts so due.

C.	Payment of Taxes.  Borrower will pay or cause to be paid when due all taxes, assessments, and charges or levies imposed on it or on any of its property or that any of them is required to withhold and pay over, except when contested in good faith by appropriate proceedings, with adequate reserves therefor having been set aside on their books. But Borrower shall pay or cause to be paid all such taxes, assessments, charges, or levies promptly when foreclosure on any Lien that has attached (or security therefor) appears imminent.

D.	Lender Inspection of Books.  Borrower, within a reasonable
time after written request therefor, will make available for inspection by authorized representatives of Lender any of their books and records and Collateral, and will furnish Lender any information regarding their business affairs and financial condition.

E.	Maintain Corporate Existence.  Borrower will take all
necessary steps to preserve their corporate existence and franchises and comply with all present and future laws applicable to them in the operation of their respective businesses and all material agreements to which they are subject.

F.	Notice to Lender of Litigation.  Borrower will give immediate notice to the Lender of any litigation or proceeding in which it is a party, if an adverse decision therein would require them to pay over more than Fifty Thousand Dollars ($50,000.00) or deliver assets, the value of which exceeds such sum, provided such claim is not covered by insurance, is defended by an insurance company under a reservation of rights or exceeds the limits of coverage of any insurance policy, and the institution of any other suit or proceeding involving any of them that might materially and adversely affect its operations, financial condition, property, or business.

G.	Copies of Tax Returns.  Within twenty (20) days after Lender's request therefor, Borrower will furnish Lender with copies of federal income tax returns filed by Borrower.

H.	Pay Other Obligations.  Borrower will pay when due (or within applicable grace periods) all indebtedness due third persons, except when the amount is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside. If Borrower defaults in the payment of any principal (or installment thereof) of, or interest on, any such indebtedness, Lender shall have the right, in its discretion and after, providing Borrower five (5) days written notice, to pay such interest or principal for the account of Borrower and be reimbursed by Borrower on demand.

I.	Notify Lender of Default.  Borrower will notify Lender
immediately if any of them becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that, with the giving of notice or passage of time, or both, could become an Event of Default, or of the failure of Borrower to observe any of its undertakings under this Agreement.

J.	Notify Lender of Change of Address. Borrower will notify
Lender within ten (10) days of Borrower becoming aware of any anticipated change in the location of its principal place of business.

SECTION 6.2.	Negative Covenants

A.	No Name Change or Merger. Borrower will not change its name, enter into any merger, consolidation, reorganization or recapitalization, or reclassify its capital stock.

B.	No Sale of Assets out of Ordinary Cause. Borrower will not
sell, transfer, lease or otherwise dispose of all, or (except in the ordinary course of business) any material part of, its assets, provided, however, that Borrower may sell, transfer or lease or otherwise dispose of assets to a wholly-owned subsidiary of Borrower ("Permitted Transferee") so long as such Permitted Transferee first provides Lender a guarantee of the Obligations in form satisfactory to Lender.

C.	No Pledge of Assets. Borrower will not mortgage, pledge,
grant, or permit to exist a security interest in or Lien on any Collateral of any kind, now owned or hereafter acquired, except in favor of Lender.

D.	No Guarantees.  Borrower will not become liable, directly or indirectly, as guarantor or otherwise, for any obligation of any other person.

			SECTION 7 - DEFAULT

SECTION 7.1.	Events of Default.  The occurrence of any one or
more of the following events shall constitute an "Event of Default" under this Agreement:

A.	Monetary Default.  Borrower shall fail to pay when due any
indebtedness, Obligations, installment of principal or interest, or any fee or charge payable hereunder, or under any Loan Document, or under any Obligation, or any other agreement with Lender or any of its affiliates.

B.	Non-monetary Default.  Borrower shall fail to observe or
perform any covenant, representation or warranty to be observed or performed by it hereunder or under any of the Loan Documents (other than those covenants, representations and warranties covered by other subparagraphs of this Paragraph), or under any Obligation, or under any other agreement with Lender or any of its affiliates, and this failure shall continue for thirty (30) days after: (i) notice of the failure from the Lender; or (ii) the Lender is notified of the failure or should have been so notified pursuant to the provisions of this Agreement, whichever is earlier.

C.	Default to Third Persons.  Borrower shall fail to pay any
indebtedness in excess of Twenty-Five Thousand Dollars ($25,000.00) individually and Fifty Thousand Dollars ($50,000.00) in the aggregate due to any third persons, and this failure shall continue beyond any applicable grace period, or Borrower shall suffer to exist any other event of default under any agreement binding Borrower.

D.	False Financial Statements.  Any financial statement,
representation, warranty, or certificate made or furnished by Borrower to Lender in connection with this Agreement, or as inducement to Lender to enter into this Agreement, or in any separate statement or document to be delivered hereunder to Lender, shall be materially false, incorrect, or incomplete when made.

E.	Inability to Pay Debts.  Borrower shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of it or any of its creditors.

F.	Bankruptcy.  Proceedings in Bankruptcy, or for reorganization of Borrower, or for the readjustment of any of its respective debts, under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against Borrower and shall not be discharged within sixty (60) days of their commencement, or any such proceeding shall be commenced by Borrower.

G.	Appointment of Receiver.  A receiver or trustee shall be
appointed for Borrower or for any substantial part of their respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Borrower, and the receiver or trustee shall not be discharged within sixty (60) days of his or her appointment, or the proceedings shall not be discharged within sixty
(60) days of their commencement, or Borrower shall discontinue business or materially change the nature of its business.

H.	Adverse Judgment.  Borrower shall suffer final judgments for payment of money aggregating in excess of Fifty Thousand Dollars ($50,000.00) and shall not discharge the same within a period of sixty
(60) days, unless, pending further proceedings, execution has been effectively stayed.

I.	Repossession of Collateral.  A judgment creditor of Borrower shall obtain or attempt to obtain possession of any of the Collateral by any means, including but without limitation, garnishment, levy, distraint, replevin, or self-help.

J.	Notice of Federal Tax Lien.  The filing against Borrower of
any notice of federal tax lien.

K.	Dissolution.  Borrower files a certificate of dissolution
under applicable state law or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any corporate action in furtherance thereof.

SECTION 7.2.	Remedies.

After an Event of Default, Lender may, in addition to the rights and remedies allowed by all applicable laws, including, but not limited to, the UCC, and any other Loan Document, take any or all of the following actions: (i) terminate the Commitment Amount on the date (which may be the date thereof) stated in such notice and make no further advances hereunder, (ii) declare the Obligations, and any other payment indebtedness, obligations and liabilities relating to or arising out of this Agreement, to be forthwith due and payable, which shall be and become immediately due and payable without demand, presentment, protest or notice of any kind, and all such Obligations shall commence to earn interest at the Default Rate upon the occurrence of such Event of Default, and (iii) proceed to foreclose against any collateral security referenced herein or hereby, take any action or exercise any remedy under any of the Loan Documents or exercise any other action, right, power or remedy permitted by law. Promptly following the acceleration of the payment indebtedness, obligations and liabilities relating to or arising out of the Agreement, Borrower shall immediately pay to the Lender the full aggregate amount of all outstanding Loans. The Lender shall hold all such funds and proceeds thereof as additional collateral security for the obligations of Borrower under the Loan Documents.

Additionally, upon the occurrence of an Event of Default, Lender is hereby authorized at any time and from time to time to exercise the right of set off with regard to any deposit accounts or other accounts (general or special, time or demand, provisional or final) maintained by the Borrower with Lender, irrespective of whether the Lender has made any demand under this Agreement or any other Loan Document.


SECTION 8 - MISCELLANEOUS

SECTION 8.1.	Successors and Assigns.  This Agreement shall be
binding on Borrower, its successors and assigns, and shall inure to the benefit of and be enforceable by the Lender, its successors and assigns (including, without limitation, any entity to which the Lender assigns or sells all or any portion of its interest in the Loan).

SECTION 8.2.	Enforcement and Waiver by Lender.  Lender shall have
the right at all times to enforce the provisions of this Agreement and the Loan Documents in strict accordance with their terms, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

SECTION 8.3.	Time Is of the Essence.  Borrower agrees that time
is of the essence of all of its covenants under this Agreement.

SECTION 8.4.	Headings.  The captions and headings of various
Sections of this Agreement and exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

SECTION 8.5.	Construction.  The provisions of this Agreement
shall be in addition to those of the Note, the other Loan Documents and each and every other document delivered pursuant hereto, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent Lender from enforcing the Loan Documents in accordance with their respective terms. Notwithstanding anything contained herein to the contrary, in the event of a conflict between the terms and conditions set forth in this Agreement and those set forth in any of the other Loan Documents, the terms and conditions set forth herein shall prevail.

SECTION 8.6.	Further Assurance.
From time to time, Borrower will execute and deliver to Lender such additional documents and will provide such additional information as Lender may reasonably require to carry out the terms of this Agreement and be informed of Borrower's status and affairs.

SECTION 8.7. Enforcement and Waiver by Lender. Lender shall have the right at all times to enforce the provisions of the Loan Documents in strict accordance with the terms thereof, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

SECTION 8.8.	Expenses of Lender.
Borrower shall pay to Lender at the closing all fees and expenses of Lender (including reasonable fees and expenses of Lender's legal counsel) incurred by Lender in connection with the making of this Loan, the preparation of all Loan Documents, perfection of the liens granted pursuant to the Loan Documents and, as and when incurred, fees and expenses of collection and enforcement of the Loan and other costs and expenses associated therewith, including, without limitation, costs of title insurance, survey, environmental assessments, soil reports, architectural and engineering inspections, disbursement adviser, and reports and recording fees. Borrower shall pay when due the costs and expenses of collection or attempted collection of the Obligations, including reasonable attorneys' fees and expenses whether or not litigation is commenced and including representation in any bankruptcy, receivership or other insolvency proceeding.

SECTION 8.9.	Notices.  Any notices or
consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, by overnight express mail or telefax (followed by delivery of a copy by certified or express mail), as set forth below, unless such address is changed by written notice hereunder. All mailed notices shall be deemed given upon deposit in the U.S. mail as aforesaid.

If to Borrower:
SURGILIGHT, INC.
2100 Alafaya Trail, Suite 600
Orlando, FL 32826
Attention: Timothy Shea
Telephone: (407) 482-4555
Fax: (407) 482-0505
Email: surgilight19@aol.com


If to Lender:
GEM SurgiLight Investors LLC
9 West 57th Street
New York, NY 10022
Attention: Edward Tobin
Telephone:
Fax: (212) 202-7565
Email: etobin@gemny.com


With a copy to:
McLaughlin, Stern
260 Madison Avenue, 18th Floor
New York, New York 10016
Attention: Steven Schuster
Phone:	(212) 448-1100
Fax:	(212) 448-0066
Email:
sschuster@mclaughlinstern.com



SECTION 8.10.	Indemnification.
Borrower agrees to defend (with counsel reasonably satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective officers, directors, employers, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party will be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or Loan Documents, or any act, event or transaction related or attendant thereto, the making and the management of the Loan or the use or intended use of the proceeds of the Loan; provided however, the Borrower will not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross or sole negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower will satisfy such undertaking to the maximum extent permitted by applicable law.

SECTION 8.11.	Reserve Requirements; Change in Circumstances.  If after
the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof
(whether or not having the force of law) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by or shall impose on Lender any other condition affecting this Agreement, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Lender will promptly notify Borrower of such change, interpretation or administration and Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered. If Lender shall have determined that the adoption after the date hereof any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or any lending office of Lender) or Lender's holding company with any request or directive given after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital or on the capital of Lender's holding company, if any, as a consequence of this Agreement or the Loans made by Lender to a level below that which Lender or Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies and the policies of Lender's holding company with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time the Borrower shall pay to Lender such additional amount or amounts as will compensate Lender or Lender's holding company for any such reduction suffered. A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender as specified above (and, in reasonable detail, the method by which such amounts have been determined), as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay Lender the amount shown as due on any such certificate delivered by it within ten (10) days after the receipt of the same.

SECTION 8.12.	Applicable Law.  The laws of
the State of New York shall govern the construction of this Agreement and the Loan Documents (except as otherwise provided in any of such Loan Documents) and the rights and remedies of the parties.

SECTION 8.13.	Binding Effect, Assignment and Entire Agreement.  This
Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto.
Borrower has no right to assign any of its rights or Obligations hereunder or under the other Loan Documents, or any of them, without the prior written consent of Lender. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, superseding any and all prior oral or written agreements between the parties hereto, including without limitation, the loan commitment of Lender, and may be amended only by a writing signed on behalf of each party.

SECTION 8.14.	Severability.  If any
provision of this Agreement (or any of the other Loan Documents) or any application thereof, shall be held invalid under any applicable laws, such invalidity shall not affect any other provision or application of this Agreement (or any of the other Loan Documents) that can be given effect without the invalid provision or application, and, to this end, the provisions hereof are severable.

SECTION 8.15.	Counterparts.  This Agreement
may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

SECTION 8.16.	Revival of Obligations.
To the extent that Borrower makes a payment or payments to the Lender or the Lender enforces its security interest and lien or exercises its right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or other party under the Bankruptcy Code, state or federal law, common law or equitable cause, then, to the extent of such recovery, the liability or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred and shall be part of the Obligations secured by the Collateral.

SECTION 8.17.	Effect of Subsequent Amendments or Modifications.
If, after the date hereof, this Agreement or any of the terms defined herein (or incorporated herein by reference) or any other Loan Document or any document or instrument ancillary thereto or hereto shall be amended or modified, such amendment or modification shall be deemed immediately incorporated herein by reference as if originally contained in this Agreement or in the Loan Documents or such documents or instruments ancillary thereto or hereto without further modification to, amendment of or other confirmation of the continuing effect of any such. It is agreed that this Agreement, the Loan Documents and all documents and instruments ancillary hereto or thereto will continue in full force and effect notwithstanding any such modification or amendment, mutatis mutandis.

SECTION 8.18.	Set-off Right.  Borrower
hereby grants to Lender a security interest in and continuing lien on the Collateral for all indebtedness hereunder upon any and all moneys, securities and other property of Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, Lender from or for Borrower with, and any and all claims of Borrower against, Lender at any time existing. Upon the occurrence of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower, to set-off, appropriate and apply any or all items hereinabove referred to against all indebtedness of Borrower to Lender, whether under this Agreement, the Note or otherwise, and whether now existing or hereafter arising.

SECTION 8.19.	Waiver of Jury Trial.
BORROWER AND LENDER, EACH HAVING BEEN REPRESENTED BY COUNSEL, KNOWINGLY AND VOLUNTARILY HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND LENDER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 8.20.	Consent to Venue and Jurisdiction.
SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE,
BORROWER, AND LENDER HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE SOUTHERN DISTRICT OF NEW YORK AND THE STATE COURTS OF NEW YORK LOCATED IN NEW YORK COUNTY AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREES THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN LENDER AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

SECTION 8.21.	Modification of Agreement.
Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

(Signature pages are next.)



IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

				LENDER:
				GEM SURGLIGHT INVESTORS LLC
				by GEM SURGILIGHT MANAGEMENT, LLC, its
				MANAGING MEMBER



				By: /s/ Edward Tobin
                                   -----------------
				Name:	Edward Tobin
				Title:	Mmber


				BORROWER:
				SurgiLight, Inc.,
				a Florida corporation

				By: /s/ Timothy Shea
                                    ----------------
				Name:	Timothy Shea
				Title:	President


			LIST OF EXHIBITS

Exhibit 1	Promissory Note
Exhibit 2	Loan Request Certificate
Exhibit 3 	Deposit Accounts Assignment
Exhibit 4 	General Security Agreement
Exhibit 5 	Trademark, Patent and Copyright Security Agreement
Exhibit 6 	Agreement with Cozean and Michelson
Exhibit 7	Budget
Exhibit 8	Business Plan
Exhibit 9	Loan Repayment Schedule
Exhibit 10	Existing Liens
Exhibit 11	Intercreditor Agreement


				Schedule 5.1(F)

	The Company is currently in default under its obligations under certain convertible debentures previously issued to Global Emerging Markets as well as its repayment agreement with Hogan and Hartson


				Exhibit 1
				---------
			     Promissory Note


				Exhibit 2
                                ---------
			Loan Request Certificate


				Exhibit 3
                                ---------
			Deposit Accounts Assignment


				Exhibit 4
                                ---------
			General Security Agreement


				Exhibit 5
                                ---------
          Trademark, Patent and Copyright Security Agreement


				Exhibit 6
                                ---------
                 Agreement with Cozean and Michelson


				Exhibit 7
                                ---------
                                 Budget


				Exhibit 8
                                ---------
                              Business Plan


				Exhibit 9
                                ---------
                          Loan Repayment Schedule

No payments of principal or interest for six months after the date of the initial loan, with payments thereafter as determined by the Board of Directors of Borrower and the Lender, provided that the final payment of all Obligations of Borrower, including, but not limited to, outstanding principal and accrued but unpaid interest thereon, shall be due no later than five years from the date of the initial loan and, notwithstanding anything contained herein to the contrary, that payment of the Obligations shall be subject to the mandatory prepayment provisions of Section 2.8.


				Exhibit 10
                                ----------
				Existing Liens

1. The UCC-financing statement filed by Collette Cozean and Stuart Michelson for aggregate indebtedness of $1,111,076.

2. The UCC financing statement filed by KMOB for aggregate indebtedness of $420,000.

3. The UCC-financing statement filed by GEM Ventures Ltd. with the Florida Secretary of State on December 28, 2006.


				Exhibit 11
                                ----------
			Intercreditor Agreement